ITEM 77Q(a) ?
COPIES
OF ALL
MATERI
AL
AMEND
MENTS
TO THE
REGIST
RANT?S
CHART
ER OR
BY-
LAWS


FEDERATED
MANAGED POOL
SERIES
Amendment No. 2 to
the
DECLARATION OF
TRUST
Dated October 3, 2005

	The Amended
and Restated
Declaration of Trust is
amended as follows:

A.	Strike the first
paragraph of Section 5
of Article III from the
Declaration of Trust
and substitute in its
place the following:
Section 5.
Establishment
and
Designation of
Series or
Class.
Without
limiting the
authority of
the Trustees
set forth in
Article XII,
Section 8,
inter alia, to
establish and
designate any
additional
Series or Class
or to modify
the rights and
preferences of
any existing
Series or
Class, the
Series shall be,
and are
established
and designated
as:
Federated Corporate
Bond Strategy Portfolio
Federated High-Yield
Strategy Portfolio
Federated International
Bond Strategy Portfolio
Federated Managed
Volatility Strategy
Portfolio
Federated Mortgage
Strategy Portfolio

	The
undersigned hereby
certify that the above-
stated Amendment is a
true and correct
Amendment to the
Declaration of Trust, as
adopted by the Board of
Trustees at a meeting
on the 15th day of
August, 2014, to
become effective on
December 1, 2014.

	WITNESS the
due execution hereof
this 15th day of August,
2014..


/s/ John F. Donahue
/s/ Charles F. Mansfield, Jr.
John F. Donahue
Charles F. Mansfield, Jr.


/s/ John T. Collins
/s/ Thomas M. O?Neill
John T. Collins
Thomas M. O?Neill


/s/ J. Christopher Donahue
/s/ P. Jerome Richey
J. Christopher Donahue
P. Jerome Richey


/s/ Maureen Lally-Green
/s/ John S. Walsh
Maureen Lally-Green
John S. Walsh


/s/ Peter E. Madden

Peter E. Madden